Exhibit 10-T

                                        SUPPORT AGREEMENT dated as of
                                        October 1, 1993 between Ford
                                        Motor Company, a Delaware
                                        corporation (hereinafter called
                                        "Ford") and Ford Credit Europe
                                        plc, a corporation organized
                                        under the laws of England
                                        (hereinafter called "Ford
                                        Credit Europe")

     WHEREAS, Ford Credit Europe presently is substantially wholly owned by Ford; and

     WHEREAS, Ford Credit Europe has agreed for the remainder of 1993, and for each of the calendar years 1994 through 1996, to continue to make available financing accommodations to dealers in of vehicles manufactured or sold by Ford and other manufacturers to no less an extent than such services were made available during calendar year 1992 by the subsidiaries of Ford that are now owned by, or whose businesses are now included as part of, Ford Credit Europe.

     WHEREAS, in consideration of the foregoing, Ford has agreed to maintain a minimum ownership interest in Ford Credit Europe and to make certain payments contributions to Ford Credit Europe in the events and upon the conditions set forth in this agreement.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements hereinafter provided, the parties hereto agree as follows:

     1. Ford shall, at all times during the term of this Agreement, maintain an ownership interest in Ford Credit Europe, either directly or indirectly through one or more subsidiaries, of not less than 75% of the issued and outstanding shares of Ford Credit
Europe.

     2(a). Ford shall make a payment contribution, to the extent required, to Ford Credit Europe, as with respect to the extent each quarterly accounting period during the years 1993 through 1996 (beginning with the Fourth Quarter of 1993) in an amount sufficient to cause the net worth (paid-in-capital plus retained earnings) of Ford Credit Europe for such calendar quarter, as shown on the financial statements on a U.S. basis (prepared in accordance with U.S. generally accepted accounting principles) of Ford Credit Europe for such quarter, to be not less than US$500 million. Such payment contribution, if required, will be made within 30 days of receipt by Ford of such quarterly financial statements of Ford Credit Europe on a U.S. basis.

     2(b). In the event that Ford shall have made a contribution to Ford Credit Europe under paragraph 2(a) with respect to any portion of a calendar year, and Ford Credit Europe thereafter shall have, at the end of the same calendar year in which the contribution has been made, a net worth in excess of US$500 million after giving effect to any dividends paid by Ford Credit Europe to its shareholders during or at the end of such year, then Ford Credit Europe shall, at Ford's discretion, make a repayment to Ford equal to the lesser of (i) such excess or (ii) the aggregate of any contribution made by Ford to Ford Credit Europe under paragraph
2(a) during such year.

     3. Ford Credit Europe shall continue to make wholesale inventory and retail financing accommodations generally available to dealers in vehicles manufactured or sold by Ford and other manufacturers and to their customers during the remainder of 1993 and during each subsequent calendar year through 1996 to no less an extent than such services were made available during 1992 by the companies or businesses that are now included as part of Ford Credit Europe.

     4. All determinations hereunder shall be made in accordance with U.S. generally accepted accounting principles.


     5. This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated hereby and shall supersede all prior agreements between the parties hereto with respect to the subject matter hereto.


     6. This agreement shall be governed by and construed under the laws of the United Kingdom.


     7. The terms of this Agreement shall not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever except by a written instrument signed by each of the parties hereto; provided, however, that Ford, unilaterally, may orally waive any obligation of Ford Credit Europe to make a repayment under paragraph 2(b) hereof.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be fully executed as of the day and year first above written.

                            FORD MOTOR COMPANY

                            /s/David N. McCammon
                              David N. McCammon
                               Vice President-Finance and Treasurer

                              FORD CREDIT EUROPE plc

                           /s/Myron Young
                              Myron Young
                               Chairman of the Board of Directors

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